SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2005, M&F Bancorp, Inc. (the “Company”) and its wholly owned bank subsidiary, Mechanics and Farmers Bank (the “Bank”), Durham, North Carolina, entered into an agreement to amend the Employment Agreement dated May 9, 2005 with Mr. Ronald Wiley.

The amendment to the agreement provides the Company with the alternative, in the discretion of its Board of Directors, to make cash payments to Mr. Wiley in lieu of certain stock grant awards set forth in the Employment Agreement. In addition, the amendment provides that to the extent that any sums paid by M&F to Executive pursuant to the amended provisions are treated as taxable income to Executive under North Carolina or federal income taxes, M&F will pay additional cash compensation to Executive sufficient to reimburse Executive for the additional tax expense.

A copy of the amendment to Mr. Wiley’s Employment Agreement is attached hereto as Exhibit 10.1.

ITEM 8.01 OTHER EVENTS.

The Board of Directors of M&F Bancorp, Inc. (the “Company”), has approved a regular cash dividend of $0.05 per share for the third quarter of 2005. The dividend is payable October 14, 2005 to shareholders of record on October 7, 2005. A copy of the Company’s press release making this announcement is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Employment Agreement between M&F Bancorp, Inc., Mechanics and Farmers Bank and Ronald Wiley dated September 23, 2005

99.1	Press Release dated September 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Allan E. Sturges
Allan E. Sturges
Acting Chief Financial Officer

Dated: September 27, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Amendment to Employment Agreement between M&F Bancorp, Inc., Mechanics and Farmers Bank and Ronald Wiley dated September 23, 2005

99.1	Press Release dated September 27, 2005